UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01 below.

Item 8.01  Other Events.

On November 17, 2022, Vistagen Therapeutics, Inc. (the “Company”) issued a press release announcing the publication of positive results from a preclinical study of the effects of AV-101, its oral NMDA receptor glycine site antagonist, in a widely used MPTP non-human primate model for reproducing motor complications of Parkinson's disease (“PD”), including dyskinesia (sudden uncontrolled movements) observed in PD patients treated with levodopa (“L-Dopa”). Findings from the preclinical study were published in the international, peer-reviewed journal, Cells. In the preclinical study, AV-101 reduced L-Dopa-induced dyskinesias by about 25% while maintaining the antiparkinsonian response to L-Dopa. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On November 16, 2022, Dr. Mark A. Smith notified the Company of his intention to depart from the Company as Chief Medical Officer, effective December 1, 2022. Following his departure, Dr. Smith will serve as a member of the Company’s Clinical and Regulatory Advisory Board and provide consulting services to the Company regarding the development of its product candidates, including, but not limited to, PH94B, PH10 and AV-101.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated November 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: November 21, 2022	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer